Exhibit 4.1

INNOVARO, INC.

EQUITY COMPENSATION PLAN

1. Purpose

The purpose of the Plan is to support the Company’s and its Affiliates’ ongoing efforts to attract, retain and develop exceptional talent and enable the Company and its Affiliates to provide members of the Board, executive officers, employees, consultants and advisors of the Company or its Affiliates with incentives directly linked to the Company’s and its Affiliates’ short and long-term objectives and to increases in shareholder value, and to more closely align those individuals’ interests with the interests of the Company’s stockholders.

This Plan amends and restates the UTEK Corporation Restricted Stock Plan, the UTEK Corporation Amended and Restated Employee Stock Option Plan and the Amended and Restated Non-Qualified Stock Option Plan of UTEK Corporation. Any award made under one of the Prior Plans remains subject to the terms of such Prior Plan and the agreement setting forth the terms of such award.

The Plan shall be effective July 7, 2011, subject to the terms of Section 11.

2. Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

A. “Affiliate” means a parent corporation of the Company (as defined in Code section 424(e) for purposes of Incentive Stock Options) or any Subsidiary.

B. “Board” shall mean the Board of Directors of the Company.

C. “Code” shall mean the Internal Revenue Code of 1986, as amended.

D. “Committee” means the Committee described in Section 3.

E. “Common Stock” shall mean the common stock, $0.01 par value, of the Company or such other stock or securities that may be substituted therefor pursuant to Section 6.

F. “Company” shall mean Innovaro, Inc., a Delaware corporation, and the successor to UTEK Corporation.

G. “Fair Market Value” means, with respect to a share of Common Stock, if the shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers’ Automated Quotation System (including The Nasdaq Small Cap Market), the closing market price of a share on such exchange or quotation system on the date of grant of an Option, or, if Fair Market Value is used in connection with any event other than the grant of an Option, then such closing market price on the date of such event. If the shares of Common Stock are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a share consistent with regulations regarding options not subject to Code section 409A and, for Incentive Stock Options, regulations under Code section 421, et seq.

H. “Incentive Stock Option” means an Option granted under this Plan, which is an incentive stock option within the meaning of section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

I. “Non-Qualified Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

J. “Option” means an option granted under this Plan as either an Incentive Stock Option or a Non-Qualified Stock Option.

K. “Optionee” means any person who has been granted an Option, which has not expired or been fully exercised or surrendered.

L. “Participant” shall mean any member of the Board, executive officer, employee, consultant or advisor of the Company or an Affiliate to whom an Option or a Restricted Stock award has been granted under the Plan.

M. “Plan” shall mean this Innovaro, Inc. Equity Compensation Plan.

N. “Prior Plan” shall mean any of the plans restated under this Plan: the UTEK Corporation Restricted Stock Plan, the UTEK Corporation Amended and Restated Employee Stock Option Plan and the Amended and Restated Non-Qualified Stock Option Plan of UTEK Corporation.

O. “Rule 16b-3” means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or any successor rule.

P. “Restricted Stock” shall mean shares of the Company’s Common Stock awarded to a Participant under Section 9 of the Plan, subject to the restrictions set forth in the applicable Restricted Stock agreement.

Q. “Subsidiary” means any corporation, limited liability company, partnership or other entity of which at least 50% of the outstanding voting stock, voting power or other relevant ownership interest is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in section 424(f) of the Code.

3. Administration

A. Committee. Subject to Section 3.B, the Plan shall be administered by the Committee which shall interpret the Plan and make all other determinations necessary or advisable for administration of the Plan in its sole discretion, including adopting such rules and regulations and procedures therefor as it deems appropriate. The Committee shall consist of not fewer than two (2) members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a “non-employee director” as defined in Rule 16b-3 and as an “outside director” as defined in section 162(m) of the Code and regulations thereunder. Subject to Section 3.B, in the event of a disagreement as to the interpretation of the Plan, any amendment to the Plan or any rule, regulation or procedure adopted under the Plan or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons having an interest in the matter, including the Company, the Participant and the Company’s shareholders.

B. Board, Delegation. Notwithstanding any provision of the Plan to the contrary, (i) any determination or interpretation to be made by the Committee with regard to any question arising under the Plan or any Restricted Stock or Option agreement entered into under the Plan may be made by the Board (excluding any Optionee whose Options are at issue and any Participant the grant to whom is at issue) in its sole discretion, and its decision shall be final and binding upon all persons having an interest in the matter, including the Company, the Participant and the Company’s shareholders, and (ii) the Committee or the Board may each delegate nondiscretionary administrative duties to such employees of the Company or an Affiliate as it deems proper.

C. Action in Good Faith. No member of the Committee or the Board shall be liable for any action taken or decision made, or any failure to take any action, in good faith with respect to the Plan or any Option or Restricted Stock granted or Restricted Stock or Option agreement entered into under the Plan.

4. Eligibility for Grants

Members of the Board, executive officers, employees, consultants and advisors of the Company or an Affiliate will be eligible to participate in this Plan only if they are expressly designated as eligible by the Committee; provided, however, that consultants and advisors are only eligible to participate in the Plan if: (i) the consultant or advisor renders bona fide services to the Company or any Affiliate; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person, including persons employed by, or affiliated with, a corporation or other entity acting as a consultant. Individuals can be designated as Participants in the Plan at any time, as determined by the Committee.

The Committee may grant Options or Restricted Stock awards to Participants at any time and from time to time, without regard to previous grants, if any, as the Committee shall determine, in its sole discretion, to be desirable. Options and Restricted Stock awards granted at different times need not contain similar provisions.

5. Stock Subject to Plan

A. Maximum Number of Shares. The maximum number of shares of Common Stock that may be issued to Participants as Restricted Stock awards or under Options granted pursuant to this Plan shall not exceed 4,626,274 shares (which includes all shares with respect to which restricted stock or options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or any of the Prior Plans), subject to adjustment as provided in Section 5.B. Any or all of the authorized shares may be issued pursuant to the exercise of Options awarded under the Plan or may be issued as Restricted Stock awards under the Plan. If any Restricted Stock award is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such award shall again be available for issuance under the Plan. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

B. Adjustments to Prevent Dilution. The following adjustments may be made to the number and kind of shares of Common Stock reserved for issuance under the Plan, the number, kind and price of shares of Common Stock subject to outstanding awards and the award limits under the Plan:

(1) In the event of any merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other change in corporate structure affecting the Common Stock after adoption of the Plan by the Board, the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, the number, kind and price of shares subject to outstanding awards and the award limits set forth in Sections 5.A, 7, 8.C, and 9.B, shall be proportionately substituted for or adjusted to reflect such change in corporate structure; provided, however, that any such substitutions or adjustments will be consistent with the treatment of shares of Common Stock not subject to the Plan, and with respect to Options, such that (i) on an aggregate basis, the spread value with respect to such Options immediately after the change does not exceed the spread value immediately before the change, (ii) on a share by share basis, the ratio of the Fair Market Value of the shares of Common Stock subject to such Options to the exercise price for such shares is not more favorable to the Participant immediately after the change as compared to such ratio immediately before the change, (iii) to the extent new Options are granted, any old, related Options shall be cancelled, (iv) all other terms of the Options remain the same except to the extent they become inoperative by reason of the transaction, and (v) no additional benefits are provided under any new or adjusted Options.

(2) The Board may also make adjustments as described above in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 5.B, the Board may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax consequences of an adjustment and (iii) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding awards will be effected in a manner that precludes the enlargement of rights and benefits under such awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Board shall be final, binding and conclusive.

(3) No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment. Any fractions resulting from any such adjustment shall be eliminated, in each case by rounding upward to the nearest whole share or unit, unless otherwise required by the regulations under section 424 of the Code for Incentive Stock Options or by the regulations under section 409A for Non-Qualified Stock Options.

C. Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee at least 30 days prior to such proposed action. In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Common Stock as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Common Stock by any person within the meaning of Rule 13(d)(3) under the Exchange Act if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to such Option and the exercise price, regardless of any provision contained in the Plan or any Option agreement with respect thereto limiting the exercisability of the Option for any length of time, and any Restricted Stock shall become fully vested and all other conditions related to the Restricted Stock shall be deemed satisfied to the extent determined by the Committee or the Board. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable Option agreements.

D. Options Granted at Fair Market Value. The exercise price of an Option may not be less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, in connection with any reorganization, merger, consolidation or similar transaction in which the Company or any Affiliate is a surviving corporation, the Committee may grant Options in substitution for options granted under a plan of another party to the transaction and may adjust Options under this Plan, and in such a case the exercise price or grant price of the substituted Options granted by the Company may equal or exceed 100% of the Fair Market Value on the date of grant reduced by any unrealized gain existing as of the date of the transaction in the option; provided, however, that the exercise price, grant price or other adjustment does not exceed the price or adjustment permitted for the grant not to be considered a new grant in accordance with regulations under section 409A of the Code and under section 424 of the Code for an Incentive Stock Option.

6. Options

The Options the Committee grants to Participants under this Plan, including Incentive Stock Options and Non-Qualified Stock Options, shall comply with, and be subject to, the following terms and conditions.

A. Exercise Price. The exercise price of each share of Common Stock subject to an Option shall be fixed by the Committee, subject to Section 5.D.

B. Date of Grant. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, unless the Committee provides for a specific date of grant that is subsequent to the date of such approval.

C. Option Agreement. Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of shares of Common Stock subject to Options, the exercise price and the expiration date of the Options. Option agreements covering Options need not contain similar provisions; provided, however, that all such Option agreements shall comply with the terms of the Plan. Each Option agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

D. Expiration Date. Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten (10) years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration pursuant to the following rules:

(1) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or the Optionee’s permitted assignee in the case of Non-Qualified Stock Options) and only prior to the end of three (3) months after the termination of the Optionee’s employment with the Company or an Affiliate or such other period of not less than 30 days after the date of such termination as is specified in the Option agreement or by amendment thereof (but in no event after the expiration date), unless termination was by reason of the Optionee’s death, permanent disability or retirement with the consent of the Company or an Affiliate as provided below. In addition, an Option shall be exercisable after the Optionee’s termination of employment only if and to the extent the Option was exercisable immediately prior to such termination.

Notwithstanding the above, if the Optionee’s employment is terminated for cause, or the Optionee terminates his employment with the Company, all Options granted to date by the Company to the Optionee (including any Options that have become exercisable) shall terminate immediately on the date of termination of employment. “Cause” shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Company or any of its Affiliates, or if the Optionee does not have any employment agreement, “cause” shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company or any of its Affiliates, or (ii) if the Optionee is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which, in the opinion of the Board, substantially impairs the Optionee’s ability to perform his or her duties for the Company or its Affiliates.

For purposes of this Section 6, “employment” includes service to the Company or an Affiliate as a director, a consultant or an advisor. For purposes of this Section 6, an Optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Committee, if the period of any such leave does not exceed 90 days or, if longer, if the Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

(2) If an Optionee: (i) dies while employed by the Company or an Affiliate or within the period when an Option could have otherwise been exercised by the Optionee; (ii) terminates employment with, or has his employment terminated by, the Company or an Affiliate by reason of the “permanent and total disability” (within the meaning of section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Company or an Affiliate as a result of such Optionee’s retirement, provided that the Company or such Affiliate has consented in writing to such Optionee’s retirement, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee (or the Optionee’s permitted assignee in the case of Non-Qualified Stock Options), shall have the right, at any time within three (3) months after the death, disability or retirement of the Optionee, as the case may be, and prior to the expiration date, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee’s death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

E. Exercise Procedures. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Committee, accompanied by payment of the exercise price as provided in this Section 6.E and the withholding taxes as provided in Section 10. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised. Subject to the foregoing terms and to such additional terms regarding the exercise of an Option as the Committee may fix at the time of grant, an Option may be exercised in whole at one time or in part from time to time.

Except as provided below, payment in full, in cash or by check made payable to the order of the Company, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Committee, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

(1) Subject to the discretion of the Committee and the terms of the Option agreement granting the Option, delivery by the Optionee of shares of Common Stock already owned by the Optionee for all or part of the exercise price, provided the Fair Market Value of such shares of Common Stock is equal on the date of exercise to the exercise price, or such portion thereof as the Optionee is authorized to pay by delivery of such stock; and

(2) Subject to the discretion of the Committee, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the Fair Market Value of such shares of Common Stock is equal on the date of exercise to the exercise price, or such portion thereof as the Optionee is authorized to pay by surrender of such stock.

Promptly after receipt of written notice of exercise of an Option and the payments called for by this Section 6.E and Section 10, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of Common Stock. An Optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

F. Vesting. Options granted under this Plan shall be exercisable (i) immediately as of the effective date of the Option agreement granting the Option, or (ii) in accordance with a schedule as may be set by the Committee (each such date on such schedule, the “Vesting Base Date”) and specified in the written Option agreement relating to such Option. In any case, no Option shall be exercisable until a written Option agreement in form satisfactory to the Company is executed by the Company and the Optionee.

G. Authority to Modify or Waive Conditions. The Committee is authorized to modify, amend or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

7. Non-Qualified Stock Options

Subject to Section 5, the Committee shall have complete discretion as to the number of Non-Qualified Stock Options that may be granted to Participants, provided that no Optionee shall, in any calendar year, be granted Non-Qualified Stock Options to purchase more than 250,000 shares of Common Stock. Non-Qualified Stock Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of shares. In the event that the number of Options which may be granted is adjusted as provided in Section 5, the above limit shall automatically be adjusted in the same ratio.

8. Incentive Stock Options

The Incentive Stock Options the Committee grants to Participants under this Plan shall comply with, and be subject to, the following terms and conditions:

A. Restriction for 10% Owners. No Incentive Stock Option shall be granted to any Employee who at the time such Option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary, determined in accordance with the provisions of sections 422(b)(6) and 424(d) of the Code, unless the exercise price at the time such Incentive Stock Option is granted is at least 110 percent (110%) of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

B. Limitation on Value. An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which such Incentive Stock Option and any other “incentive stock option” (within the meaning of section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and Subsidiary corporations within the meaning of section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Incentive Stock Options and any such other “incentive stock options” into account in the order in which such Incentive Stock Options and any such other “incentive stock options” were granted.

C. Limitation on Number. No Optionee shall, in any calendar year, be granted Incentive Stock Options to purchase more than 100,000 shares of Common Stock. Incentive Stock Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of shares. In the event that the number of Options which may be granted is adjusted as provided in Section 5, the above limit shall automatically be adjusted in the same ratio.

D. Limitation on Time for Grant. No Option may be granted as an Incentive Stock Option under the Plan after July 7, 2021.

9. Restricted Stock Awards

The Restricted Stock awards the Committee grants to Participants under this Plan shall comply with, and be subject to, the following terms and conditions:

A. Award Agreement. For each Restricted Stock award granted to a Participant under this Plan, the Company will prepare a Restricted Stock agreement describing the terms and conditions on which the Restricted Stock is issued to the Participant, in the form approved by the Committee, or such other form as the Committee may approve from time to time.

B. Size of Awards. Except as provided in Section 5 above, the Committee shall determine the number of shares of Restricted Stock granted to each Participant. Subject to Section 5, the Committee shall have complete discretion as to the size of the awards, provided that the maximum number of shares of Restricted Stock that may be granted to a Participant during a single fiscal year of the Company shall not exceed 250,000 shares of Common Stock. The number of shares of Restricted Stock included in each award will be stated in the Participant’s Restricted Stock agreement, as will the time (or times) at, or condition (or conditions) upon, which such shares will become vested.

C. Vesting of Awards. Except as provided in Section 5 above, the Committee shall determine, in its discretion, the time (or times) at, or condition (or conditions) upon, which such Restricted Stock may be issued or become vested.

D. Continued Service. The Committee may, in its discretion, condition any Restricted Stock granted under the Plan on the Participant’s agreement to remain in the employ of, or to render services to, the Company or an Affiliate for a minimum period of time (specified in the Restricted Stock agreement) from the date the Restricted Stock award is granted. No such agreement, however, shall impose upon the Company or an Affiliate any obligation to retain the Participant as a director, executive officer, employee, consultant or advisor to the Company or an Affiliate for any period of time.

E. Restrictive Covenants. The Committee may in its discretion, require as a condition precedent to the issuance of any Restricted Stock to a Participant under this Plan, that the Participant agree to be bound by such covenants not to compete, not to solicit clients, employees or vendors of the Company or its Affiliates, or similar restrictive covenants as the Committee may determine, in its discretion, to be appropriate or desirable.

F. Termination of Restricted Stock Awards. A Participant’s rights to shares of Common Stock awarded as Restricted Stock under this Plan shall, under all circumstances, be set forth in the Restricted Stock agreement governing the award of such shares of Restricted Stock.

G. Issuance of Shares. The shares of Common Stock which may be issued to Participants as Restricted Stock may be either authorized and unissued shares of Common Stock or shares of Common Stock held by the Company as treasury stock. The Committee may condition delivery of the stock certificates for the shares of Common Stock issuable as Restricted Stock upon the prior receipt from the Participant of a signed Restricted Stock agreement, and any undertaking that the Committee may determine to be necessary or desirable to ensure that the shares are being issued in compliance with all applicable federal and state securities laws.

10. Withholding Taxes

No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Option or Restricted Stock award under the Plan, including by reason of an election filed by the Participant under section 83(b) of the Code, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company to issue shares or allow awards to vest under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

11. Effective Date

This Plan shall become effective upon adoption by the Board, provided that it is approved by shareholders of the Company voting at a validly called shareholders’ meeting. Options and Restricted Stock may be granted and Options may be exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

12. Amendment and Termination

A. Amendment. The Board may amend, suspend or discontinue this Plan at any time and from time to time, subject to applicable requirements in (i) the Company’s certificate of incorporation or by-laws and (ii) applicable law and orders, including seeking stockholder approval of any action modifying a provision of the Plan where it is determined that such stockholder approval is appropriate. Without the consent of a Participant, no amendment, alteration, suspension or discontinuance may adversely affect a prior grant of Restricted Stock or outstanding Options except to conform this Plan and Options or Restricted Stock granted under this Plan to the requirements of federal or other law.

B. Termination. The Board may terminate the Plan at any time and from time to time, subject to applicable requirements in (i) the Company’s certificate of incorporation or by-laws and (ii) applicable law and orders. This Plan shall terminate when all shares of Common Stock reserved for issuance hereunder have been issued and the forfeiture restrictions on all Restricted Stock awards have lapsed, or by action of the Board pursuant to this Section 12. B, whichever shall first occur.

13. Applicable Law

This Plan shall be governed by the laws of the State of Florida, to the extent not preempted by federal laws.

14. Miscellaneous

A. Investment Representation. If the Board determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Committee may demand that the Participant deliver to the Company any written representation that the Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that shares of Common Stock to be issued pursuant to a Restricted Stock award or Option are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire shares of Common Stock. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

B. Conditions for Issuance. All certificates for shares of Common Stock or other securities delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal, state or foreign securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Payment of awards in Common Stock or otherwise shall not be made unless the payment and the issuance and delivery of shares of Common Stock pursuant thereto comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

C. No Right to Employment. Nothing in this Plan or in any Restricted Stock agreement or Option agreement entered into pursuant to it shall (i) confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such Participant, or (ii) affect any right of the Company or an Affiliate to terminate or alter any consulting or other arrangement with any Participant.

D. Non-Assignability. Options and Restricted Stock awards shall not be assignable or transferable by a Participant other than by will, by the laws of descent and distribution or pursuant to a domestic relations order, except that an Optionee may, with the consent of the Committee, transfer without consideration Non-Qualified Stock Options to the Optionee’s spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

E. Effect on Other Compensation Plans. Any amounts granted to a Participant as a Restricted Stock award or Option under this Plan shall not be included in the Participant’s compensation for purposes of determining his level of benefits under any retirement plan or other employee benefit plan of the Company.

F. Power to Make Adjustments. The grant of an Option or a Restricted Stock award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

G. Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his assigns, heirs, executors and administrators.